Exhibit 10.1

Certain identified information has been omitted from this document because it is not material and would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

Domestic Strategic Sourcing Agreement

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | ii

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | iii

AN AGREEMENT BETWEEN RAYTHEON COMPANY AND ONE STOP SYSTEMS INC.

DOMESTIC STRATEGIC SOURCING AGREEMENT NUMBER 4650001094

This Agreement is entered into as of this 30th day of April, 2019, (“Effective Date”) and is made by and between Raytheon Company, a corporation organized and existing under the laws of the State of Delaware and having offices at [***], (hereinafter referred to as “Buyer”), and One Stop Systems Inc., a Corporation organized and existing under the laws of the State of Delaware and having offices at 2235 Enterprise Street, Suite 110, Escondido California, 92029 (hereinafter referred to as “Seller”).

Subject to the terms and conditions of this Agreement, Seller agrees to sell and Buyer shall have the option to purchase the Products and Services, at the price, description, and quantity set forth in Exhibit A or Exhibit B, as applicable, which are attached to and made a part of this Agreement. This Agreement shall apply to all Products or Services manufactured to mutually agreed specifications, including Custom Products. No Product or Service shall be provided to Buyer by virtue of this Agreement itself.

PURPOSE OF AGREEMENT

This Agreement is intended to facilitate the provision of Product and Services by Seller, on an as needed basis, and to establish the applicable terms and conditions. This Agreement itself does not authorize the provision of Product or Services to Buyer. This Agreement is not a commitment on the part of Buyer to purchase any Product or Services from Seller or to make any purchase at all.

ARTICLE 1 – DEFINITIONS

1.1	“Agreement” means this Agreement and all Exhibits attached to or incorporated in this Agreement by reference and Purchase Orders issued under this Agreement by Buyer

1.2	“Buyer” means the entity set forth in the preamble above and any Participants, as defined below.

1.3	“Custom Product” means a product manufactured to mutually agreed specifications, including a modified standard product, both as described in Exhibit A.

1.4	“Customer” means any customer of the Buyer, including, but not limited to, the United States Government, or a domestic or foreign end user of the Products or Services procured under this Agreement.

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 1

1.5	“Option Term” means the additional Term of this Agreement that may be elected by Buyer pursuant to Section 15.3, below.

1.6

“Participants” means Buyer, Buyer’s wholly or partially owned subsidiaries and affiliates, divisions, joint ventures or business units, and Buyer’s subcontractors, but excluding successors in interest by divestiture.

1.7	“Party or Parties” means Seller and Buyer as hereinafter referred to individually as “Party” and collectively as “Parties”.

1.8	“Product” means those items listed in Exhibit A covered by this Agreement and subsequent associated Purchase Orders.

1.9	“Purchase Order” means Buyer’s purchase order or subcontract issued to the Seller for the Products or Services listed in Exhibits A and B, during the term of this agreement.

1.10	“Requirements” means the actual Customer prime or higher tier contract orders that may necessitate the procurement of the Products or Services listed in the attached Exhibits.

1.11

“Seller” means the entity set forth in the preamble above and any of Seller’s wholly or partially owned subsidiaries and affiliates, divisions, joint ventures or business units, but excluding successors in interest by divestiture.

1.12	“Service” means those services listed in Exhibit B, “Value Add Services Pricing Schedule” attached to and made a part of this Agreement.

1.13	“Similar Quantities” means quantities of Products in the amounts/ranges listed in Exhibit A.

1.14	“Term” means the period of effectivity of this Agreement set forth in Article 15, EFFECTIVE DATE, TERM, OPTION TERM, including the Option Term, if exercised by Buyer.

ARTICLE 2 – PURCHASE ORDER TERMS AND CONDITIONS

2.1

Seller shall furnish the Products and Services under Purchase Orders in accordance with all applicable provisions set forth in this Agreement and the provisions and clauses referenced in those Purchase Orders.

Seller’s acceptance of this Agreement shall constitute Seller’s agreement to comply with the terms and conditions and clauses set forth in this Agreement for all Purchase Orders submitted under this Agreement. The Terms and Conditions and applicable documents below are set forth in an order of precedence. In case of an ambiguity or inconsistency between any of the documents, the higher listed document shall take precedence over the lower listed document. However,

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 2

if a Purchase Order placed under this Agreement contains additional or different terms and conditions and clauses, and Seller accepts that Purchase Order, such acceptance shall constitute Seller’s agreement to comply with the terms and conditions and clauses set forth in that Purchase Order as applied to that Purchase Order and to all subsequent Purchase Orders placed under this Agreement. In the event that Seller objects to any of the additional or different terms and conditions or clauses that are referenced in a Purchase Order, Seller shall promptly notify Buyer in writing that it is unwilling to accept the Purchase Order and the parties will in good faith negotiate only the additional or different terms and conditions and clauses. Such negotiated terms and conditions and clauses will then be applicable to such Purchase Order and to all subsequent Purchase Orders placed under this Agreement. Seller agrees that the negotiation, if any, of such additional terms and conditions and clauses shall be conducted only with the Raytheon Supply Chain professional issuing the Purchase Order.

The Terms and Conditions and Applicable Documents below are set forth in decreasing order of precedence.

2.1.1	Terms & Conditions of Purchase as follows:

a.	Written provisions on the face of the Purchase Order or EDI transmission.

b.	This Agreement, Document [***], dated the [***], exclusive of Exhibits

c.	Prime or higher tier contract flowdown terms and conditions and clauses, incorporated in Purchase Orders issued pursuant to this Agreement

d.	TC-001 General Terms and Conditions of Purchase Modified for use with One Stop Systems dated September 19, 2018

e.	TC-Update (version posted on Buyer web page on date that Purchase Order is issued)

f.

TC-003 General Terms and Conditions of Purchase – Supplement 2, Government Contract Provisions from the Department of Defense FAR Supplement (version posted on Buyer web page on date that Purchase Order is issued)

g.

TC-002 General Terms and Conditions of Purchase – Supplement 1, Government Contract Provisions from the Federal Acquisition Regulation (version posted on Buyer web page on date that Purchase Order is issued)

h.	TC-HARDCODE Solicitation Attachment; Standard Hard-Coded Purchase Order Terms and Conditions (version posted on Buyer web page on date that Purchase Order is issued)

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 3

i.	Exhibit A – The “Product List”

j.	Exhibit B – Value-add Services Pricing Schedule

k.	Exhibit D – Statement of Work, [***]-, dated [***]

l.

Exhibit E – All specifications, exhibits, drawings or other documents that are referenced in this Agreement or applicable Purchase Order, but are not attached hereto are hereby incorporated by reference.

m.	Exhibit F – Proprietary Information Agreement dated May 18, 2016.

ARTICLE 3 – PRICING

3.1

Pricing shall be firm fixed price and as set forth in Exhibit A and Exhibit B attached hereto. Such pricing, and the Terms and Conditions of this Agreement shall be valid for the Term set forth in Article 15.

3.2

The Exhibit A quantities are forecasted ordering requirements derived from Buyer’s anticipated Customer Requirements and that the Buyer’s option to purchase such quantities from Seller is contingent upon, and limited to, the actual Customer Requirements for such products during the term of this Agreement. Buyer makes no representation that it will purchase the forecasted requirements herein and reserves the right to purchase such products elsewhere. In the event that the actual requirements are less than the Exhibit A quantities, Buyer shall incur no liability of any kind for failure to purchase the Exhibit A quantities of the product. Buyer’s determination of purchase Requirements shall be final and conclusive.

3.3

However, Seller will immediately extend to Buyer any price reductions or changes to more favorable terms and conditions offered or given by Seller to others, including its most favored customer, during the term of this Agreement for the same or Similar Quantities. Any price reductions or changes to more favorable terms and conditions shall be made effective as of the date of such offering or giving by Seller and Buyer and Seller shall amend this Agreement to reflect such price reductions and changes to terms and conditions. Exhibit A and/or Exhibit B contains pricing which shall constitute the baseline from which discounts and earned volume rebates, if applicable, shall be measured.

In addition to the foregoing, Buyer reserves the right to market test the pricing of Exhibit A and/or Exhibit B at any time during the term of this Agreement. If it is objectively determined that due to market changes or other factors the Products and/or Services of Exhibit A and/or Exhibit B are available from suppliers other than Seller at prices below Exhibit A and/or Exhibit B pricing, Seller agrees to lower its Exhibit A and/or Exhibit B pricing to meet market pricing. In the event Seller cannot agree to lower its pricing as provided for herein, Buyer may elect to

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 4

either terminate this Agreement or delete the affected Products or Services, both without further liability or obligations to Seller.

3.4

Consistent with U.S. Government procurement regulations and federal law, Seller may be requested to provide, and agrees to provide when requested by Raytheon, written support for the pricing charged to Raytheon. In addition to Seller’s submission of a written quotation, such support may include data that aid in the price comparison of Seller’s Products and Services with similar products and services of third parties, and may further include elements of cost that are supportable by current, recognized statistical data available to Raytheon and subject to verification upon independent review. Seller agrees that its prices may also be subject to review and audit by the US Government and agrees to cooperate in the performance of any such reviews and audits.

3.5

All values provided herein are in United States Dollars (USD), unless expressly specified to the contrary. The prices to be paid for Products and Services delivered under this Agreement are in USD and are not subject to adjustment for losses or gains resulting from fluctuation in non-USD exchange rates, the risk of which is to Seller’s account.

ARTICLE 4 – PAYMENTS AND DELIVERY

4.1	Invoices at a minimum shall include Buyer’s Purchase Order number this Agreement number, Product number, unit price, and quantity.

4.2	Seller shall comply with Buyer’s delivery bar-code requirements.

ARTICLE 5 – NOTICES AND COMMUNICATIONS

5.1	All communications and notices from Buyer to Seller pursuant to this Agreement shall be sent to the address set forth herein:

One Stop Systems, Inc.

2235 enterprise Street

Suite 110

Escondido, CA 92029

[***]

[***]

Phone: [***]

Fax: [***]

5.2	All communications and notices from Seller to Buyer pursuant to this Agreement shall be sent to the Buyer’s Representative at the address set forth herein:

Raytheon Company – [***]

[***]

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 5

[***]

[***]

[***]

Phone: [***]

5.3	Each Party may change its address or point of contact from time to time by written notice to the other.

ARTICLE 6 – TERMINATION

Buyer reserves the right to terminate this Agreement in accordance with Section 4 (Termination for Convenience) and Section 5 (Termination for Default ) of TC-001 General Terms and Conditions of Purchase, in effect as of the date of any dispute, is incorporated into this Agreement but with “Purchase Order” being replaced with “Agreement”, by giving thirty (30) days written notice to the Seller whether or not any quantities have been purchased from Seller, but the terms and conditions of this Agreement will continue to apply to any Purchase Orders Buyer may place with Seller prior to the expiration or termination of this Agreement.

ARTICLE 7 – DISPUTES AND GOVERNING LAW

Section 7 (Disputes and Governing Law) of TC-001 General Terms and Conditions of Purchase, in effect as of the date of any dispute, is incorporated into this Agreement as if set out in full as ARTICLE 7 – DISPUTES AND GOVERNING LAW, but with “Purchase Order” being replaced with “Agreement”.

ARTICLE 8 – PURCHASE ORDERS AND CONTRACTUAL AUTHORITY

8.1	All Purchase Orders shall incorporate this Agreement by reference.

The failure of Buyer to incorporate the Agreement by reference in its Purchase Order(s) shall not affect the applicability of the Agreement to such Purchase Order(s). Each Purchase Order, though subject to the provisions of this Agreement, will be a separate order between Buyer and Seller.

8.2

This Agreement shall be amended only by mutual agreement signed by the Parties. A change issued under the “Changes” clause of the Terms and Conditions of Purchase Orders shall not be deemed to be an amendment to this Agreement.

8.3	If Seller has more than one manufacturing location, Seller shall identify a common sales point as the Raytheon Account Management Office.

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 6

8.4

Buyer shall not be liable for any commitments made, costs incurred, or obligations undertaken in connection with a Purchase Order prior to issuance of a formal Purchase Order through EDI or by hard copy Purchase Order, as set forth in this Article.

ARTICLE 9 – CONFIGURATION CHANGES & OBSOLESCENCE

Seller shall not make any changes in the manufacture of items to be delivered pursuant to Purchase Orders issued hereunder in manufacturing processes, materials, design, form, fit, or function or in any other way without prior written notification to Buyer. Buyer reserves the right to terminate this Agreement and any Purchase Orders issued hereunder in accordance with Article 6, TERMINATION, if any changes by Seller do not meet Buyer’s approval.

In the event that a part, raw material or component forming any part of any item listed in referenced Exhibit(s) becomes obsolete, is planned for obsolescence for any reason, or the manufacture of any Product hereunder is to be discontinued by Seller, Seller shall provide notice as provided for herein to allow Buyer to purchase sufficient quantities of the obsolete item to satisfy life-time quantity requirements of the associated end item or Seller shall re-qualify a new part, raw material or component accordingly as defined herein to ensure their commitments to Buyer as defined in this Agreement are met for the items listed in referenced Exhibit(s). In addition, Seller shall (1) notify Buyer as soon as practicable, but in no event less than six (6) months prior to any of the above referenced events, and (2) use its best efforts to mitigate any cost and / or schedule impact to Buyer.

ARTICLE 10 – INTERNATIONAL OFFSETS

In consideration of the issuance of each Purchase Order and in order to aid Buyer in meeting its offset obligations, Seller agrees to notify the Buyer reasonably in advance of placing any offset eligible purchase order or subcontract or modification thereof (“Offset Eligible Procurement”, as defined below) in support of the Purchase Order , and include in such notification the following information: (1) a description of the supplies or services to be subcontracted, (2) identification of the proposed subcontractor including name, business address, country in which the subcontractor is performing the proposed work, and the country in which the subcontractor is incorporated or authorized to do business, and (3) the proposed subcontract price. Upon placement of such subcontract, Seller shall provide to Buyer a copy of each purchase order or subcontract placed with such subcontractor. For purposes of this Article 10, an Offset Eligible Procurement is a purchase order or subcontract or modification thereof placed with an international supplier or placed with a domestic supplier where Seller, using commercially reasonable efforts, has knowledge that the domestic supplier will be procuring from international sources.

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 7

ARTICLE 11 – REPRESENTATIONS

Seller represents and warrants to the Buyer that Seller is, and shall continue to be in compliance with all applicable Federal, State and Local laws, regulations and ordinances and further represents and warrants to Buyer that the Exhibit pricing fairly reflects manufacturing, selling and delivery cost savings resulting from quantity sales of Products and Services derived as a result of Seller’s normal course of business.

Seller represents and warrants throughout the term of this Agreement and until all of Seller’s obligations under all Purchase Orders have been performed:

a.	Seller shall not be suspended or debarred by the U.S. Government;

b.	Seller shall remain financially solvent as reasonably determined by Buyer based upon an independent auditor or established public rating firm such as Dun & Bradstreet;

c.	Seller shall maintain any required qualifications on all products; and,

d.	Seller agrees to provide Buyer with Annual Certifications and Representations, CR-003.

ARTICLE 12 – RELEASE OF INFORMATION

Section 11 (Release of Information) of TC-001 General Terms and Conditions of Purchase, in effect as of the date of any dispute, is incorporated into this Agreement as if set out in full as ARTICLE 12 – RELEASE OF INFORMATION, but with “Purchase Order” being replaced with “Agreement”.

ARTICLE 13 – REPORT OF PARTICIPATION

Seller shall maintain a cumulative record of all Purchase Orders placed by Buyer and shall be prepared to provide written reports to Buyer upon request of the total, cumulative purchases illustrating standard or list prices as appropriate, and cumulative Exhibit A and/or Exhibit B pricing under this Agreement, within twenty (20) days of the request.

ARTICLE 14 – QUALIFICATION

Buyer’s requirements for Products and Services may necessitate Seller’s qualification to selected process, systems, or functional requirements such as the Defense Logistics Agency’s Qualified Parts List process. In the event that Seller or any of its suppliers is not presently qualified, or qualification is suspended or revoked, or Seller or any of its suppliers receives notice from the Defense Logistics Agency that it is delinquent in meeting the requirements to maintain qualification, Seller will immediately notify Buyer of such notice, suspension, or

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 8

revocation and shall provide appropriate qualification test plans and subsequent reports as required by Buyer. Such plans shall be subject to Buyer’s approval. Buyer’s approval of Seller’s test and qualification plan(s) is intended to provide confidence in Seller’s ability to qualify specific products and does not constitute an opinion or warranty that Seller’s plans will be successful or compliant to specifications or other requirements. Seller shall bear all costs for such qualification, including first article units if required. Production orders shall be built in parallel to qualification at the risk of Seller, if such pre-qualification production is required to meet Buyer’s required delivery dates.

ARTICLE 15 – EFFECTIVE DATE, TERM, OPTION TERM

15.1	This Agreement shall take effect on the Effective Date.

15.2

The Term of this Agreement shall be the period of five (5) years from the Effective Date. Any Purchase Order issued during the Term shall continue in effect under the provisions hereof until performance thereunder is completed.

ARTICLE 16 – VERIFICATION

Buyer may validate the consistency of Purchase Orders issued hereunder, invoices received, and the pricing and discounts as contained in Exhibit A and/or Exhibit B hereto. Any overcharges discovered by Buyer during audits shall be reimbursed to Buyer against the specific Purchase Order overcharged. In the event that a representative sampling of Purchase Orders indicates that in excess of five percent (5%) of Purchase Orders have been overcharged, Buyer has the right to extrapolate the average overcharge and receive reimbursement for all products purchased during the audit period.

ARTICLE 17 – THIRD PARTY PROCUREMENTS

17.1

Seller agrees to extend the pricing set forth in Exhibit A and Exhibit B to Participants as Buyer may from time to time designate. Prior to the disclosure or extension of the pricing set forth in Exhibit A and Exhibit B, Seller shall confirm that Buyer has entered into a Non-Disclosure Agreement with Participant protecting such pricing and other Raytheon related information that Seller intends to disclose. Seller may also require Participant to enter into a mutually acceptable Non-Disclosure Agreement between Seller and Participant. This Agreement pricing is to be extended to Participant by Seller, as directed by Buyer, only for Products and Services to be acquired by Participant for the direct benefit of Raytheon and its affiliates or subsidiaries.

17.2

Seller shall require Participant to specify Buyer’s Agreement number on its orders. Seller agrees that Buyer shall have no responsibility or liability with respect to any purchase orders issued other than by the Buyer hereunder.

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 9

17.3

Unless otherwise agreed by Buyer in writing, Buyer shall not be responsible for costs of any export or import licenses, transportation, duties, taxes, or any other costs or requirements incidental to such designated Participant’s purchase of Products or Services from Seller.

17.4

Seller agrees to pass on the provisions of Article 17, to any company where Buyer has set up “kitting” arrangements for Sellers parts. This would include non-franchised kitters or distributors as designated by Buyer.

ARTICLE 18 – TRUTH IN NEGOTIATIONS ACT (“TINA”) COMPLIANCE

In the event Buyer’s customer or Buyer’s customer contract require subcontractor Cost or Pricing Data for any specific release hereunder, Seller agrees to provide such data, to negotiate a downward adjustment of price, if the data so warrants, and to execute the required Certificate of Current Cost or Pricing Data at the conclusion of negotiations or at the request of Buyer.

ARTICLE 19 – COMPLIANCE WITH LAW

Seller warrants that the work to be performed under this Agreement and the Purchase Order shall be compliant with all requirements set out in the Raytheon General Terms and Conditions of Purchase (TC-001) Section 19—Compliance with Law as may be modified or supplemented as described in Section 2.1, above, and which is incorporated by this reference . Seller’s obligations under that Section 19 shall be for the term of this Agreement and shall survive this Agreement per Article 22, SURVIVABILITY, below.

ARTICLE 20 – EXPORT/IMPORT CONTROL

Seller warrants that the work to be performed under this Agreement and the Purchase Order shall be compliant with all requirements set out in the Raytheon General Terms and Conditions of Purchase (TC-001) Section 23 – Export / Import Controls as as may be modified or supplemented from time to time as described in Section 2.1 above and which is incorporated by this reference. Seller’s obligations under that Section 23 shall be for the term of this Agreement and shall survive this Agreement per Article 22, SURVIVABILITY, below.

ARTICLE 21 – STANDARDS OF BUSINESS ETHICS AND CONDUCT

By the acceptance of this Agreement, Seller represents that it has not participated in any conduct in connection with this Agreement that violates the Standards of Business Ethics and Conduct of Raytheon Company (available at www.raytheon.com) or, alternatively, equivalent Business Ethics and Conduct Standards of Seller. If, at any time, Buyer determines that Seller is in violation of the applicable Standards of Business Ethics and Conduct, Buyer may terminate

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 10

this Agreement and all or any of the Purchase Orders upon written notice to Seller and Buyer shall have no further obligation to Seller.

ARTICLE 22 – SURVIVABILITY

Seller’s obligations that by their very nature must survive expiration, termination, or completion of this Agreement and the Purchase Orders, including but not limited to obligations under the Termination, Release of Information, Compliance with Law, Export/Import Controls, and Electronic Transmissions provisions of this Agreement, shall survive expiration, termination or completion of this Agreement and the Purchase Orders.

ARTICLE 23 – SUSTAINABILITY

Seller shall take commercially reasonable steps to support green and energy conservation initiatives.

ARTICLE 24 – ASSIGNMENT, SUBCONTRACTING, PLACE OF PERFORMANCE AND ORGANIZATIONAL CHANGE

Seller may not assign any rights or delegate any of its obligations due or to become due under this Agreement without the prior written consent of Buyer. Any purported assignment or delegation by Seller without such consent shall be void. Seller shall not subcontract or otherwise transfer any part of this Agreement without the prior written consent of Buyer. Buyer shall not be obligated to any subcontractor for the materials, products, or services of any subcontractor whether or not Buyer has consented to or designated a subcontractor. Approval of a subcontractor is not a release or waiver of any obligation of Seller or right of Buyer. Seller is responsible for all actions or inactions of any subcontractor and shall bind its obligations under these terms. Buyer may assign this Agreement to any affiliated company or any successor in interest. Before Seller performs or subcontracts any part of the work contemplated under any Purchase Order under this Agreement in a location outside of the United States, or procures any part of the goods for such Purchase Order from such location, Seller shall notify the Buyer and secure Buyer’s prior written consent to do so. Seller shall promptly notify the Buyer in writing of any organizational changes made by Seller, including name or ownership changes, mergers or acquisitions.

ARTICLE 25 – SUPPLIER DIVERSITY

Buyer is committed to the utilization of Small Businesses and encourages the use of Small Businesses whenever and wherever possible. Seller is encouraged to utilize Small Businesses in the provision of the Products and Services.

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 11

ARTICLE 26 – ENTIRE AGREEMENT

26.1

This Agreement, together with the items set forth in Section 2.1.1 and the Purchase Orders, is the entire agreement between the Parties relative to the purchase of the Products listed in Exhibit A, the “Product List” and the Services covered by this Agreement. This Agreement supersedes any prior or contemporaneous written or oral agreements dealing with the same subject matter, and may not be amended or modified except by subsequent agreement in writing by duly authorized officers or representatives of the Parties.

26.2

A change issued under the “Changes” clause of the Terms and Conditions of Purchase Orders shall not be deemed an amendment to this Agreement, unless specifically identified as such in the written Amendment.

26.3

In the event any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the invalid or unenforceable provision shall be replaced by a mutually acceptable provision which, being valid and enforceable, comes closest to the intention of the Buyer and Seller underlying the invalid or unenforceable provision.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

RAYTHEON COMPANY	Jim Ison, on behalf of itself and its wholly or partially owned subsidiaries and affiliates, divisions, locations, joint ventures or business units.

[***]	Name: Jim Ison

[***]

/s/	Title: Vice President Sales and Marketing

Signature	/s/ Jim Ison

Signature

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 12

End of Enclosure Document

Seller:
Buyer:
RAYTHEON PROPRIETARY	Page | 13

Exhibit A – Product List

[***]

Exhibit B – Value-add Services Pricing

[***]